Exhibit 99.2

Excerpts from PPL Corporation Form 10-K for the year ended December 31, 2005:

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PPL Corporation

None.

EXECUTIVE OFFICERS OF THE REGISTRANTS

Officers of PPL, PPL Energy Supply and PPL Electric are elected annually by their Boards of Directors (or Board of Managers for PPL Energy Supply) to serve at the pleasure of the respective Boards. There are no family relationships among any of the executive officers, nor is there any arrangement or understanding between any executive officer and any other person pursuant to which the officer was selected.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any executive officer during the past five years.

Listed below are the executive officers at December 31, 2005.

PPL Corporation

Name	Age	Positions Held During the Past Five Years	Dates

William F. Hecht *	62	Chairman and Chief Executive Officer	August 2005 - present
		Chairman, President and Chief Executive Officer	February 1995 - July 2005

James H. Miller *	57	President and Chief Operating Officer	August 2005 - present
		Executive Vice President and Chief Operating Officer	September 2004 - July 2005
		Executive Vice President	January 2004 - August 2004
		President - PPL Generation	February 2001 - August 2004
		Executive Vice President - USEC, Inc.	January 1999 - February 2001

John R. Biggar	61	Executive Vice President and Chief Financial Officer	January 2001 - present

Paul A. Farr **	38	Senior Vice President-Financial and Controller	August 2005 - present
		Vice President and Controller	August 2004 - July 2005
		Senior Vice President - PPL Global	January 2004 - August 2004
		Vice President - International Operations - PPL Global	June 2002 - January 2004
		Vice President - PPL Global	October 2001 - June 2002
		Vice President and Chief Financial Officer - PPL Montana	June 1999 - October 2001

Robert J. Grey	55	Senior Vice President, General Counsel and Secretary	March 1996 - present

Paul T. Champagne***	47	President - PPL EnergyPlus	October 2001 - present
		President - PPL Global	May 1999 - October 2001

Clarence J. Hopf, Jr.***	49	Senior Vice President - Energy Marketing - PPL EnergyPlus	October 2005 - present
		Vice President - The Goldman Sachs Group, Inc.	August 2003 - September 2005
		Vice President - AmerenEnergy, Inc.	June 1999 - August 2003

Rick L. Klingensmith***	45	President - PPL Global	August 2004 - present
		Vice President - Finance - PPL Global	August 2000 - August 2004

Roger L. Petersen***	54	President - PPL Development Company	September 2004 - present
		President - PPL Global	October 2001 - August 2004
		President and Chief Executive Officer - PPL Montana	May 1999 - October 2001

Bryce L. Shriver***	58	President - PPL Generation	May 2005 - present
		President and Chief Nuclear Officer - PPL Generation	September 2004 - May 2005
		Senior Vice President and Chief Nuclear Officer - PPL Generation	May 2002 - August 2004
		Vice President - Nuclear Site Operations - PPL Susquehanna	January 2000 - May 2002

John F. Sipics***	57	President - PPL Electric	October 2003 - present
		Vice President - Asset Management	August 2001 - September 2003
		Vice President - Regulatory Support	August 2000 - August 2001

James E. Abel	54	Vice President - Finance and Treasurer	June 1999 - present

*
On February 27, 2006, PPL announced that Mr. Hecht will retire as Chairman and Chief Executive Officer before the end of 2006, at which time Mr. Miller will become Chairman and Chief Executive Officer.

**	Effective January 30, 2006, Matt Simmons was appointed as PPL's Vice President and Controller, reporting to Mr. Farr and Mr. Farr's title became Senior Vice President-Financial.
***	Messrs. Champagne, Hopf, Klingensmith, Petersen, Shriver and Sipics have been designated executive officers of PPL by virtue of their respective positions at PPL subsidiaries.